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                                            EXHIBIT 11.1

                                  COMPUTATION OF PER SHARE EARNINGS


                                                                                      Three months ended         Six months ended
                                                                                           June 30,                  June 30,
                                                                                    ----------------------    ----------------------
                                                                                      1999          1998         1999         1998
                                                                                    --------     ---------    ---------    ---------
Basic

   Average shares outstanding...................................................      18,966        18,259       18,864       16,873
                                                                                    ========     =========    =========    =========

   Net income ..................................................................    $  2,869     $   2,571    $   6,270    $   4,890
                                                                                    ========     =========    =========    =========

   Per share amount.............................................................    $    .15     $     .14    $     .33    $     .29
                                                                                    ========     =========    =========    =========


Diluted

   Average shares outstanding...................................................      18,966        18,259       18,864       16,873

   Net effect of dilutive stock options based on the
     treasury stock method using the average market price.......................       1,436         1,944        1,478        2,029

   Total........................................................................      20,402        20,203       20,342       18,902
                                                                                    ========     =========    =========    =========

   Net income ..................................................................    $  2,869     $   2,571    $   6,270    $   4,890
                                                                                    ========     =========    =========    =========

   Per share amount.............................................................    $    .14     $     .13    $     .31    $     .26
                                                                                    ========     =========    =========    =========



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